                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. ___)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12

                              Dave & Buster's, Inc.
               ---------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[x]  No Fee Required.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1. Title of each class of securities to which transaction applies:
                                                                           -----
         2. Aggregate number of securities to which transaction applies:
                                                                        --------
         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth amount on which the filing is calculated and state how it was determined):
                                                                 ---------------

            --------------------------------------------------------------------
         4. Proposed maximum aggregate value of transaction:
                                                            --------------------
         5. Total fee paid:
                           -----------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filng for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1. Amount previously Paid:
                                   ---------------------------------------------
         2. Form, Schedule or Registration Statement No.:
                                                         -----------------------
         3. Filing Party:
                         -------------------------------------------------------
         4. Date Filed:
                       ---------------------------------------------------------

Filed by Dave & Buster's, Inc. pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 Subject Company: Dave & Buster's, Inc. Commission File No.:
0-943823

[The following press release was disseminated on October 3, 2002, with respect to the proposed acquisition of Dave & Buster's, Inc. by D&B Acquisition Sub, Inc.]

                                  NEWS RELEASE

                            [DAVE AND BUSTER'S LOGO]

                    DAVE & BUSTER'S SETS NEW RECORD DATE FOR
                           SPECIAL SHAREHOLDER MEETING

DALLAS - OCTOBER 3, 2002 - Dave & Buster's, Inc. (NYSE:DAB) today stated that it has set a new record date of October 16, 2002 for shareholders to be eligible to vote at a special meeting concerning the previously announced Agreement and Plan of Merger proposed by D&B Acquisition Sub, Inc. The record date has been changed from the previous date of August 23, 2002 to allow additional time to complete and mail the proxy materials.

This announcement is not a proxy solicitation. Dave & Buster's, Inc. intends to file with the Securities and Exchange Commission (the "SEC") a proxy statement in connection with the proposed merger. A copy of the proxy statement filed with the SEC and notice of meeting will be mailed to the shareholders of Dave & Buster's. Investors and shareholders of Dave & Buster's are urged to read the proxy statement when it becomes available because it will contain important information about Dave & Buster's, D&B Acquisition Sub and the proposed merger. When they become available, the proxy statement and any other documents filed with the SEC by Dave & Buster's, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and shareholders also may obtain free copies of the proxy statement and any other documents filed with the SEC by Dave & Buster's by contacting Dave & Buster's Investor Relations, 2481 Manana Drive, Dallas, Texas 75220, 214/904-2288, and on the Company's website at www.daveandbusters.com. Investors and shareholders are urged to read the proxy statement when it becomes available before making any voting or investment decision with respect to the proposed merger.

Dave & Buster's and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Dave & Buster's with respect to the transactions contemplated by the merger agreement. Investors and security holders may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.

Founded in 1982 and headquartered in Dallas, Texas, Dave & Buster's operates 32 large format, high-volume restaurant/entertainment complexes throughout the United States. The Company additionally has international licensing agreements for the Dave & Buster's concept for the Pacific Rim, Canada, the Middle East, Mexico and Korea. The Company had total revenues of $358.0 million for the fiscal year ended February 3, 2002.

CONTACT: Dave & Buster's, Inc., Dallas Investor Relations, 214/904-2288


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